SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 22, 2000
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                                AUTHORISZOR INC.
               (Exact name of registrant as specified in charter)



           Delaware                     33-28562                  75-2661571
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)



                                  1 Justin Road

                        Natick, Massachusetts 01760-5565
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:     (508) 650-3916
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          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

         On January 27, 2000, Authoriszor Holdings Limited ("AHL"), a wholly owned subsidiary of Authoriszor Inc. (the "Company"), entered into an agreement (the "WRDC Agreement") pursuant to which AHL agreed to subscribe for 25.1% of the outstanding stock of WRDC Limited, a company organized pursuant to United Kingdom law ("WRDC") for an aggregate subscription price of $604,800. The consummation of the transactions contemplated by the WRDC Agreement was conditioned upon the completion of the Company's proposed financing pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act") prior to April 30, 2000.

         Subsequent to completion of the Company's placement (the "Placement") of 2,727,273 shares (the "Placing Shares") of the common stock, par value $.01 per share (the "Common Stock"), the Company, through AHL, acquired 25.1% of the stock of WRDC on February 22, 2000 for an aggregate subscription price as set forth above. In addition, on making the subscription, the Company made a loan in the principal amount of $195,200 to WRDC, repayable (with interest at the rate of 6% per annum) over a five year period beginning on the second anniversary date of the first drawdown. The Company has converted the terms of the existing interest free loan to WRDC in the principal amount of $160,800 to similar terms. The WRDC Agreement contains the terms of an option pursuant to which AHL has the right to acquire the remaining 74.9% of the issued share capital of WRDC after October 31, 2001, at a price based on the revenue and profits of WRDC for the previous accounting period at the relevant time. Pursuant to the WRDC Agreement, AHL has the right to appoint one member of the board of directors of WRDC. The nominee must be satisfactory to the shareholders of WRDC and such satisfaction cannot be unreasonably withheld. Ian McNeill, Chairman of Authoriszor Limited, has been appointed to the board of directors of WRDC as AHL's nominee. The WRDC Agreement restricts WRDC from taking certain significant actions, including without limitation, the creation, allotment or issuance of any shares or other securities of WRDC, acquiring any share capital of any other entity, or otherwise in any way altering, changing or modifying the share capital of WRDC as contemplated by the WRDC Agreement without the consent of AHL and the current shareholders of WRDC.

         WRDC offers professional services in information technology focused on core technologies of messaging, directories, network security and data communications. Technology underpins all WRDC projects, ranging from strategic and operational consultancy, through the design and implementation of systems integration projects, to the provision of fully managed information technology services.

Item 7. Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired. The audited financial statements of WRDC required by this Item 7(a) are not yet available. The Company expects that the audited financial statements of WRDC will be completed and filed by amendment to this Form 8-K Current Report within 75 days after the date of this Form 8-K Current Report.

         (b) Pro Forma Financial Information. The pro forma financial statements of the Company required by this Item 7(b) are not yet available. The Company expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report not later than 75 days after the date of this Form 8-K Current Report.

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         (c) Exhibits

2.1* Deed of Covenant,  dated as of February 22, 2000, by and among  Authoriszor
     Holdings Limited, WRDC Limited and certain persons named in Schedule 1 to the Deed.. (Exhibit 10.11)

4.1* Shareholder Agreement, dated as of January 27, 2000, by and among Authoriszor Holdings Limited, WRDC Limited and the shareholders of WRDC and the Company. (Exhibit 10.12)

99.1*Letter  Agreement,  dated  February  22, 2000,  by and between  Authoriszor
     Limited  Holdings  and WRDC Limited  regarding  credit  facility.  (Exhibit
     10.13)

99.2*Letter  Agreement,  dated  February  22, 2000,  by and between  Authoriszor
     Limited  Holdings  and WRDC Limited  regarding  credit  facility.  (Exhibit
     10.14)

* Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-QSB, filed by the Company with the Securities and Exchange Commission on February 22, 2000.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Authoriszor Inc.
                                            (Registrant)




Date: March 8, 2000                       By:  /s/ Richard A. Langevin
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                                          Richard A. Langevin
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)


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